UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

FLORIDA GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

(502) 589-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant's Certifying Accountant.

As previously reported, on November 2, 2012, the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida (the “Court”) entered an order appointing David Jonas as Receiver (the “Receiver”) for Florida Gaming Centers, Inc. (“Centers”), the wholly-owned subsidiary, and primary operating asset, of the Registrant. Since that date, Centers has operated under the supervision of the Receiver.

On March 18, 2013, the Receiver appointed Morrison, Brown, Argiz & Flora, LLC (“Morrison”) as the new accountants to perform the audit of Centers for its fiscal year ended December 31, 2012. The Receiver did not take action to designate or change the principal accountants of the Registrant for purposes of financial reports made with the Securities and Exchange Commission. The foregoing actions were taken by the Receiver without participation of the Board of Directors or the Audit Committee of the Company.

King + Company, P.S.C. (“King”) has been the Registrant’s independent auditor since 1994. In connection with King’s work on the December 31, 2012 audit, the Registrant, in consultation with King and Morrison, determined that, because Morrison will audit substantially all of the Registrant’s consolidated revenue and assets in connection with its audit of Centers, Morrison would be the Registrant’s “principal accountant.”

On March 18, 2013, King delivered a letter to the Registrant indicating that it would cease its services as the independent accountants for Centers but that it would continue to perform the audit for the Registrant and its other wholly-owned subsidiary, Tara Club Estates, Inc. In its letter, King also stated that, with the Registrant’s consent, it would provide professional assistance to Morrison in its audit of Centers.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter from King & Company, PSC dated March 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: March 22, 2013	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
Chief Executive Officer